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

KNIGHT-RIDDER, INC. AND SUBSIDIARIES                                                     EXHIBIT 28
BUSINESS SEGMENT INFORMATION                                                             ----------
(Unaudited, in thousands of dollars)


                                                Quarter Ended            Two Quarters Ended         Four Quarters Ended
                                           -----------------------     ----------------------     ----------------------
                                            June 26      June 27        June 26      June 27       June 26      June 27
                                             1994          1993          1994         1993          1994         1993
                                           ---------     ---------     ---------    ---------     ---------    ---------
  OPERATING REVENUE
     Newspapers                           $  534,130    $  510,682    $1,036,000   $  988,500    $2,060,323   $1,978,645
     Business Information Services           127,420       111,000       256,413      217,076       477,862      410,491
                                           ---------     ---------     ---------    ---------     ---------    ---------
                                          $  661,550    $  621,682    $1,292,413   $1,205,576    $2,538,185   $2,389,136
                                           =========     =========     =========    =========     =========    =========

  OPERATING INCOME
     Newspapers                           $  101,995    $   82,658    $  170,081   $  139,186    $  329,662   $  294,667
     Business Information Services             5,032         4,097        12,569        9,713        26,261       21,989
     Corporate                               (11,741)      (10,510)      (22,554)     (18,974)      (40,895)     (37,629)
                                           ---------     ---------     ---------    ---------     ---------    ---------
                                          $   95,286    $   76,245    $  160,096   $  129,925    $  315,028   $  279,027
                                           =========     =========     =========    =========     =========    =========

  DEPRECIATION AND AMORTIZATION
     Newspapers                           $   23,747    $   24,410    $   47,688   $   47,354    $   94,935   $   91,086
     Business Information Services            12,995        11,557        25,777       22,098        49,204       41,212
     Corporate                                   473           397           896          796         1,732        1,573
                                           ---------     ---------     ---------    ---------     ---------    ---------
                                          $   37,215    $   36,364    $   74,361   $   70,248    $  145,871   $  133,871
                                           =========     =========     =========    =========     =========    =========

                                       -16-
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KNIGHT-RIDDER, INC
SECOND QUARTER GRAPHS


SECOND QUARTER NET INCOME                             SECOND QUARTER TOTAL OPERATING REVENUE
(From continuing operations, In $000s)                (From continuing operations, In $000s)

  Year              Amount                              Year             Amount
  ----              ------                              ----             -------
  1994              50,121                              1994             661,550
  1993              42,497                              1993             621,682
  1992              46,090                              1992             590,531
  1991              41,573                              1991             569,497
  1990              44,609                              1990             591,739
  1989              40,201 *                            1989             578,700


SECOND QUARTER EARNINGS PER SHARE                     SECOND QUARTER NEWSPAPER ADVERTISING REVENUE
(From continuing operations)                          (In $000s)

  Year               Amount                             Year             Amount
  ----               ------                             ----             -------
  1994               $0.92                              1994             395,964
  1993               $0.77                              1993             377,483
  1992               $0.84                              1992             370,252
  1991               $0.82                              1991             369,030
  1990               $0.88                              1990             405,641
  1989               $0.77 *                            1989             406,974

*  Excludes $29,891,000, or $.58 per share, after-tax gain on the sale of the Pasadena newspaper.
                                          -17-
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Circulation  -  Note A                                 Quarter  Ended                     Two Quarters  Ended
                                             ---------------------------------     ---------------------------------
(Unaudited, in  thousands  of copies)        June 26      June 27                  June 26      June 27
                                               1994         1993       Change        1994         1993       Change
                                             --------     --------    --------     --------     --------    --------
Average  Morning  Circulation                   3,155        3,198        (43)        3,176        3,219        (43)
Average  Evening  Circulation                     450          466        (16)          450          465        (15)
                                             --------     --------    --------     --------     --------    --------
Average  Daily  Circulation                     3,605        3,664        (59)        3,626        3,684        (58)
                                             ========     ========    ========     ========     ========    ========
Average  Sunday  Circulation                    4,701        4,747        (46)        4,745        4,782        (37)
                                             ========     ========    ========     ========     ========    ========

Advertising Statistics - Notes A & B                  Quarter  Ended                      Two Quarters  Ended
                                             ---------------------------------     ---------------------------------
                                             June 26       June 27                 June 26       June 27
                                               1994          1993    %  Change       1994          1993    %  Change
                                             --------     --------    --------     --------     --------    --------
LINAGE  (Unaudited, in thousands of
         six-column inches)
      Full-run  ROP
            Retail                              3,809        3,858     (1.3)        7,287          7,386       (1.3)
            General                               395          382      3.4           768            713        7.8
            Classified                          3,590        3,392      5.8         6,864          6,531        5.1
                                            ---------    ---------              ---------      ---------
                  Total                         7,794        7,632      2.1        14,919         14,630        2.0
                                            =========    =========              =========      =========
      Factored Part-run ROP                       447          488     (8.5)          848            935       (9.3)
                                            =========    =========              =========      =========
      Full-run Preprint                         4,163        4,212     (1.2)        7,854          7,726        1.7
                                            =========    =========              =========      =========
      Part-run Preprint                         4,328        3,892     11.2         7,682          7,233        6.2
                                            =========    =========              =========      =========
TOTAL  PREPRINTS  INSERTED  (000s)          1,143,167    1,141,103      0.2     2,232,567      2,163,660        3.2
                                            =========    =========              =========      =========

Note  A: Where  necessary,  certain  previously  reported  statistics  have  been  restated  to  be  consistent  with measurement guidelines  currently  in  use.

Note  B: Factored  part-run  linage  represents  linage  in zoned  editions  that  is  translated  into  full-run equivalent linage based on  the  ratio  of  the  circulation  in  a  particular  zone  to  the  total circulation of the newspaper.

                                                           -18-
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Knight-Ridder Share Trading
(As quoted by Knight-Ridder Financial Services)

                                                   1994 Second Quarter                      1993 Second Quarter
                                            --------------------------------       ------------------------------------
                                            Volume      High     Low   Close       Volume      High     Low      Close
                                            ---------  ------   -----  -----       ---------  ------   ------    ------
                                            7,003,400  60 1/4     52     52        6,755,900  58 3/4   51 1/8    52 1/8

                                                     -19-